UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 25, 2013

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 25, 2013, WSFS Financial Corporation, or WSFS, announced that it entered into an Agreement and Plan of Reorganization, or the Agreement, with First Wyoming Financial Corporation, or First Wyoming, providing for, among other things, the merger of First Wyoming with and into WSFS, or the Merger, and the merger of The First National Bank of Wyoming, a national banking association and wholly owned subsidiary of First Wyoming, with and into Wilmington Savings Fund Society, FSB, a federal savings bank and wholly owned subsidiary of WSFS. Under the terms of the Agreement, all shares of First Wyoming Financial Corporation common stock will be exchanged in the aggregate for approximately $32.0 million in cash and 452,756 shares of WSFS common stock. Each stockholder of First Wyoming Financial Corporation will be able to elect to receive, for each of their shares of First Wyoming Financial Corporation common stock, either .8484 shares of WSFS common stock or $60.00 in cash. The Merger is subject to customary closing conditions, including regulatory approvals and approval from First Wyoming’s stockholders.

Presentation materials concerning the Merger, which will be available on WSFS’s website at www.wsfsfinancial.com, are attached hereto as Exhibit 99.2 and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless specifically identified as being incorporated therein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On November 25, 2013, WSFS issued a press release announcing the signing of the Agreement. A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, WSFS expects to file a proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about WSFS and First Wyoming and the proposed transaction. The final proxy statement/prospectus will be mailed to shareholders of First Wyoming. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from WSFS by directing such requests to: WSFS Financial Corporation, Attention: Investor Relations WSFS Bank Center 500 Delaware Avenue, Wilmington, DE 19801, or from First Wyoming Financial Corporation by directing such requests to: First Wyoming Financial Corporation, Attention: Investor Relations, 120 West Camden-Wyoming Avenue, Wyoming, DE 19934.

Participants in the Solicitation

WSFS and First Wyoming and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from WSFS’s website at http://www.wsfsbank.com.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release dated November 25, 2013.

Exhibit 99.2 – Company Presentation dated November 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: November 25, 2013	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 25, 2013.

99.2	Company Presentation dated November 25, 2013.